The Depositary and Information Agent (see the back page of the Letter of Acceptance and Transmittal for addresses and telephone numbers) or your broker or other financial advisor will assist you in completing this Notice of Guaranteed Delivery.

THIS IS NOT A LETTER OF ACCEPTANCE AND TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY

for
Common Shares
of

WHITE KNIGHT RESOURCES LTD.

To be deposited pursuant to the Offer dated February 12, 2007 of

U.S. GOLD CORPORATION
AND
US GOLD CANADIAN ACQUISITION CORPORATION

The terms and conditions of the Offer (in Canada) and the Prospectus (in the United States) are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used, but not defined, in this Notice of Guaranteed Delivery which are defined in the Offer or the Prospectus shall have the respective meanings set out in the Offer or the Prospectus.

If a Shareholder wishes to deposit common shares of White Knight Resources Ltd. (“Common Shares”) pursuant to the Offer/Prospectus and (i) the certificate(s) representing the Common Shares are not immediately available, or (ii) such Shareholder cannot deliver the certificate(s) and all other required documents to the Depositary at or prior to the Expiry Time, those Common Shares may nevertheless be deposited pursuant to the Offer/Prospectus by utilizing the procedures contemplated by this Notice of Guaranteed Delivery provided that all of the following conditions are met:

1. such deposit is made by or through an Eligible Institution;

2. a properly completed and duly executed copy of this Notice of Guaranteed Delivery, or a facsimile hereof, including a guarantee by an Eligible Institution as specified herein is received by the Depositary at the office set out below, at or prior to the Expiry Time; and

3. the certificate(s) representing the deposited Common Shares in proper form for transfer, together with a properly completed and duly executed Letter of Acceptance and Transmittal, or a facsimile thereof, with any required signature guarantees and all other documents required by the Letter of Acceptance and Transmittal, are received by the Depositary at the office set out below at or prior to 5:00 p.m. (Vancouver Time) on the third trading day on the TSX-V after the Expiry Time.

This Notice of Guaranteed Delivery may be delivered by hand or courier or transmitted by facsimile or mailed to the Depositary at the office set out below and must be guaranteed by an Eligible Institution in the form set out below.

If you have any questions regarding this offer, Canadian and international shareholders should call Kingsdale Shareholder Securities Inc. at 1-866-639-8026 and U.S. shareholders should call Georgeson Inc. at 1-866-425-8280.

This form is not to be used to guarantee signatures. If a signature on the Letter of Acceptance and Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided in the Letter of Acceptance and Transmittal.

TO:	U.S. GOLD CORPORATION AND US GOLD CANADIAN ACQUISITION CORPORATION (the “Offerors”)

AND TO:	KINGSDALE SHAREHOLDER SERVICES INC., AS DEPOSITARY

By Mail: The Exchange Tower 130 King Street West Suite 2950, P.O. Box 361 Toronto, Ontario M5X 1E2	By Courier or By Hand: The Exchange Tower 130 King Street West Suite 2950 Toronto, Ontario M5X 1C7

Delivery of this Notice of Guaranteed Delivery to an address does not constitute a valid delivery.

The undersigned hereby deposits with the Offerors, upon the terms and subject to the conditions set forth in the Offer/Prospectus, and the Letter of Acceptance and Transmittal, receipt of which is hereby acknowledged, the Common Shares described below, pursuant to the guaranteed delivery procedures set forth in the section entitled “Offer — Manner of Acceptance — Procedure for Guaranteed Delivery” of the Offer/Prospectus and Instruction 2 to the Letter of Acceptance and Transmittal.

	Certificate Number(s)*	Number of
Name(s) in which Registered	(if available)	Common Shares Deposited

Total
* Unless otherwise indicated, all shares evidenced by any certificate(s) submitted to the Depositary will be deemed to have been deposited under the Offer.

Area Code and Telephone Number during Business Hours:

(    )

Date:

Signature

NOTE:	DO NOT SEND CERTIFICATES FOR COMMON SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR COMMON SHARES SHOULD BE SENT WITH YOUR LETTER OF ACCEPTANCE AND TRANSMITTAL.

If you have any questions regarding this offer, Canadian and international shareholders should call Kingsdale Shareholder Securities Inc. at 1-866-639-8026 and U.S. shareholders should call Georgeson Inc. at 1-866-425-8280.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby guarantees delivery to the Depositary (at its address set forth herein) of the certificate or certificates representing Common Shares deposited hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Acceptance and Transmittal in proper form (or a facsimile thereof) and all other documents required by such Letter of Acceptance and Transmittal, on or prior to 5:00 p.m. (Vancouver time) on the third trading day on the TSX-V after the Expiry Time.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP).

Name of Firm: _ _	Authorized Signature: _ _

Address of Firm: _ _	Name: _ _

Title: _ _

Telephone No.: _ _	Date: _ _

If you have any questions regarding this offer, Canadian and international shareholders should call Kingsdale Shareholder Securities Inc. at 1-866-639-8026 and U.S. shareholders should call Georgeson Inc. at 1-866-425-8280.

The Depositary for the Offer is

KINGSDALE SHAREHOLDER SERVICES INC.

For Delivery by Mail:	For Delivery by Courier or by Hand:
The Exchange Tower 130 King Street West Suite 2950, P.O. Box 361 Toronto, Ontario M5X 1E2	The Exchange Tower 130 King Street West Suite 2950 Toronto, Ontario M5X 1C7

The dealer manager for the offer is

GEORGESON SECURITIES	GMP SECURITIES L.P. (Canada
CORPORATION (United States)	and Countries Outside the United States)
17 State Street	145 King Street West
10th Floor	Suite 300
New York, NY 10004	Toronto, Ontario
Telephone: (212) 440-9800	M5H 1J8
Fax: (212) 440-9009	Telephone: (416) 367-8600
Toll Free: 888-301-3244
Fax: (416) 367-8164

The information agent for the offer in the United States is:	The information agent for the offer in Canada and Other Countries Outside the United States is:

17 State Street	The Exchange Tower
10th Floor	130 King Street West
New York, NY 10004	Suite 2950, P.O. Box 361
Toronto, Ontario
M5X 1E2

Any questions and requests for assistance by	Any questions and requests for
White Knight shareholders resident in the	assistance by White Knight Shareholders
United States may be directed to	outside of the United States may be directed to
Georgeson Inc. at the	Kingsdale Shareholder Services Inc. at the
telephone numbers set out below:	telephone numbers set out below:
United States Toll Free Telephone:	Canada Toll Free Telephone:
1-866-425-8280	1-866-639-8026
Fax: (212) 440-9009	Fax: (416) 867-2271
Banks and Brokers call collect: (212) 440-9800	Toll Free Fax: 1-866-545-5580
Outside North America, Bankers and Brokers call collect: (416) 867-2272
E-Mail: contactus@kingsdaleshareholder.com

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